January 31, 2007

China Discovery Acquisition Corp.
2666 East Bayshore Road, Suite B
Palo Alto, California 94303

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

Re:	Initial Public Offering

Gentlemen:

The undersigned shareholder, officer and direc-tor of China Discovery Acquisition Corp. (“Company”), in consideration of EarlyBirdCapital, Inc. (“EBC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Insider Shares owned by him (including those included within the Insider Units) in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares and shares underlying the Insider Units (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

China Discovery Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2007

3. In order to minimize potential conflicts of inter-est which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company’s shareholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. On the Effective Date, the undersigned will escrow his Insider Shares until one year after the Company consummates a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Chairman of the Board of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and EBC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

China Discovery Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2007

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board of the Company.

10. The undersigned hereby waives his right to exercise conversion rights or appraisal rights with respect to any Ordinary Shares of the Company owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion or appraisal with respect to such shares in connection with any vote to approve a Business Combination.

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents (including any investigative search firm retained by EBC) any information they may have about the undersigned’s background and finances (“Information”). Neither EBC nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

China Discovery Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2007

14. This letter agreement shall be governed by and construed and enforced in accor-dance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclu-sive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and EBC and appoint a substitute agent acceptable to each of the Company and EBC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

15. As used herein, (i) a “Business Combination” shall mean the acquisition, through a stock exchange, asset acquisition or other similar business combination, of an operating business, or control of such operating business, through contractual arrangements, that has its principal operations located in the People’s Republic of China; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “Insider Units” means the Units being sold privately by the Company to certain of the Insiders; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Li Wen Shi Print Name of Insider /s/ Li Wen Shi Signature

Exhibit A

Li Wen Shi has been our chairman of the board since our inception. Since February 1983, he has served as vice minister of the Shanghai Ministry of Construction. From Apr. 1998 to Oct. 2003, Mr. Shi was a representative of the 9th National Congress of the People’s Republic of China, a representative of the National Convention of the 14th Communist Party of China, vice president and committee member for the China Construction Industry Association and legal representative and vice director for the Shanghai Construction Industry Association. From July 2000 to July 2002, Mr. Shi was chairman of Hong Kong Construction (Holdings) Limited, a Hong Kong listed company, a construction and real estate company. From January 1994 to January 2003, Mr. Shi was the founder, general manager, director and chief executive officer of the Shanghai Construction Group (SCG), a construction and real estate company. At SCG, Mr. Shi was responsible for the city planning, permitting and construction of 95% of the construction projects in Shanghai, with more then 300 companies under his management. Further, while at SCG, Mr. Shi supervised landmark construction and infrastructure projects in Shanghai including the Jinmao Building, the Oriental Pearl TV Tower, key bridges linking Shanghai Huangpu River and major city subways. Outside of Shanghai, SCG has also constructed key projects in other parts of China including the Guangzhou Bridge, Guangzhou TV Tower and the Beijing National Theatre. Mr. Shi remains as a senior advisor to the Shanghai Construction Company, a Shanghai listed company. From February 1986 to December1993, Mr. Shi was the chief minister for both Shanghai Construction Bureau and the Shanghai Construction Management Bureau, two of the most powerful government entities in Shanghai. In 2001, Mr. Shi authored and published “The History Of Construction In China” and authored “China Construction Quality and Knowledge” in which the title was inscribed by former Chinese President Jiang Zemin and the preface of the book was written by current Chinese premier Wen Jiabao. Mr. Shi received a Bachelor of Civil Engineering with a concentration in project management and construction techniques from Nanjing Institute of Technology (now Southeast University) in Nanjing, China.